Exhibit 99.1
SCOLR Pharma, Inc. Reports First Quarter 2009 Financial Results

BOTHELL, WA – May 1, 2009, - SCOLR Pharma, Inc. (NYSE Amex: DDD) reported financial results for the three months ended March 31, 2009.  The Company will host a live conference call on May 1, 2009, at 11:30 a.m. (Eastern Daylight Time).

Bruce S. Morra, SCOLR Pharma's President and CEO, stated, “Our top priorities continue to be the advancement of our two lead product candidates, ibuprofen and pseudoephedrine, and the support of our existing alliances and collaborations. We are engaged in partnering discussions with a number of potential partners concerning our novel formulations of ibuprofen and pseudoephedrine. We remain optimistic that we will be able to reach agreement with suitable partner(s) to commercialize these products. We recently announced that we retained HealthPro BioVentures LLC (“HealthPro”), a life science investment bank and strategic advisory firm, to assist us in our partnership activities.  We continue to be very encouraged and enthusiastic about our programs and collaborations using our CDT® technologies”.

Total revenues consisting of royalty income, decreased 35%, or $93,783 to $171,772 for the three months ended March 31, 2009, compared to $265,555 for the same period in 2008. This decrease was primarily due to reduced participation in the net profits on sales in an effort to increase sales of our nutritional products by Perrigo. Royalty payments from Perrigo are based on Perrigo’s net profits from sales of CDT-based products.

Marketing and selling expenses decreased 55%, or $131,110 to $106,583 for the three months ended March 31, 2009, compared to $237,693 for the same period in 2008. The decrease was primarily due to lower personnel, advertising, tradeshow, and commission expenses.

Research and development expenses decreased 7%, or $61,278 to $821,934 for the three months ended March 31, 2009, compared to $883,212 for the same period in 2008.  The decrease was primarily due to proceeds of $85,267 from an insurance settlement for damaged equipment, and a decrease in personnel related expenses of $81,096 due to a reduction in personnel. These decreases were offset by an increase of $73,406 related to our ibuprofen clinical trial and associated outside consulting expenses.

General and administrative expenses decreased 6%, or $78,633 to $1.154 million for the three months ended March 31, 2009, compared to $1.232 million for the same period in 2008, due to a reduction in personnel, travel and insurance expense.

Other income decreased 93%, or $89,364 to $6,642 for the three months ended March 31, 2009, compared to $96,006 for the same period in 2008 due to lower interest rates and cash balances.

Net loss decreased 4%, or $87,874, to $1.904 million for the three months ended March 31, 2009, compared to $1.992 million for the same period in 2008. The decrease was primarily due to reduced operating expenses.

The Company had approximately $4.7 million in cash and cash equivalents, and $473,711 in restricted cash as of March 31, 2009. The Company is investing its cash and cash equivalents in government-backed securities.

The Company will require substantial additional investment that has not yet been secured to complete development of its current product candidates. The Company is currently seeking to raise capital and is pursuing partnering opportunities. The Company’s current operating plan reflects reductions taken in operating expenses. The Company is actively managing liquidity by limiting clinical and development expenses to its lead products and supporting existing alliances and collaborations. The Company has deferred all significant expenditures on projects pending additional financing or partnership support.

SCOLR Conference Call

As previously announced, SCOLR Pharma will host a conference call on May 1, 2009, at 11:30 a.m. (Eastern Daylight Time). Shareholders and other interested parties may participate in the conference call by dialing +1 888 713 4217 (domestic) or +1 617 213 4869 (international) and entering access code 55195099, a few minutes before 11:30 a.m. EDT on May 1, 2009. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.scolr.com.

A replay of the conference call will be accessible two hours after its completion through May 15, 2009, by dialing +1 888 286 8010 (domestic) or +1 617 801 6888 (international) and entering access code 86289597. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com, and www.scolr.com.

About SCOLR Pharma:

Based in Bothell, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company. SCOLR Pharma’s corporate objective is to combine its formulation expertise and its patented CDT platform to develop novel pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platforms are based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425.368.1050 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to advance development of our potential products and complete research and development, including pre-clinical and clinical studies, our ability to raise additional funds, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. For example, we may not obtain regulatory approval for our products, which would materially impair our ability to generate revenue. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

SCOLR Pharma, Inc.

CONDENSED BALANCE SHEETS

	March 31, 2009 (Unaudited)	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$4,713,909	$6,363,243
Accounts receivable	163,364	177,253
Interest and other receivables	1,225	1,157
Prepaid expenses	219,953	286,539
Total current assets	5,098,451	6,828,192

Property and Equipment — net of accumulated depreciation of $1,251,100 and $1,289,844, respectively	801,703	790,947
Intangible assets — net of accumulated amortization of $452,935 and $465,724, respectively	495,052	557,639
Restricted cash	473,711	473,711
	$6,868,917	$8,650,489

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$247,332	$238,701
Accrued liabilities	473,209	668,694
Current portion of term loan	89,917	87,850
Total current liabilities	810,458	995,245
Long-term portion of term loan	—	23,269
Deferred rent	301,517	310,010
Total liabilities	1,111,975	1,328,524

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, authorized 5,000,000 shares, $.01 par value, none issued or outstanding	—	—
Common stock, authorized 100,000,000 shares, $.001 par value 41,098,270 and 41,130,270 issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	41,098	41,130
Additional paid-in capital	71,594,664	71,255,901
Accumulated deficit	(65,878,820)	(63,975,066)
Total stockholders’ equity	5,756,942	7,321,965
	$6,868,917	$8,650,489

SCOLR Pharma, Inc.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2009	2008
Revenues
Royalty	$171,772	$265,555
Total revenues	171,772	265,555
Operating expenses
Marketing and selling	106,583	237,693
Research and development	821,934	883,212
General and administrative	1,153,651	1,232,284
Total operating expenses	2,082,168	2,353,189
Loss from operations	(1,910,396)	(2,087,634)

Other income (expense)
Interest income	9,072	100,319
Interest expense	(2,430)	(4,313)
	6,642	96,006
Net Loss	$(1,903,754)	$(1,991,628)
Net loss per share, basic and diluted	$(0.05)	$(0.05)
Shares used in computing basic and diluted net loss per share	41,098,270	41,072,978

Contacts:
Investor Relations:
Cameron Associates
Kevin McGrath
212.245.4577
Kevin@cameronassoc.com